Exhibit 10.1

Amended and Restated
Term Note
(Daily LIBOR)

$1,141,788.03	January 10, 2011

FOR VALUE RECEIVED, NORTHERN TECHNOLOGIES HOLDING COMPANY, LLC (the “Borrower”), with an address at 4201 Woodland Road, Circle Pines, Minnesota 55014, promises to pay to the order of PNC BANK, NATIONAL ASSOCIATION, successor to NATIONAL CITY BANK (the “Bank”), in lawful money of the United States of America in immediately available funds at its offices located at 1900 East 9th Street, Cleveland, Ohio 44114, or at such other location as the Bank may designate from time to time in writing, the principal sum of ONE MILLION ONE HUNDRED FORTY ONE THOUSAND SEVEN HUNDRED EIGHTY EIGHT AND 03/100 DOLLARS ($1,141,788.03), together with interest accruing on the outstanding principal balance from the date hereof, all as provided below.

1.                                      Rate of Interest.  Amounts outstanding under this Note will bear interest at a rate per annum which is at all times equal to (A) the Daily LIBOR Rate plus (B) two hundred fifteen (215) basis points (2.15%). Interest hereunder will be calculated based on the actual number of days that principal is outstanding over a year of 360 days.  In no event will the rate of interest hereunder exceed the maximum rate allowed by law.

If the Bank determines (which determination shall be final and conclusive absent manifest error) that, by reason of circumstances affecting the eurodollar market generally, deposits in dollars (in the applicable amounts) are not being offered to banks in the eurodollar market for the selected term, or adequate means do not exist for ascertaining the Daily LIBOR Rate, then the Bank shall give prompt notice thereof to the Borrower.  Thereafter, until the Bank notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the interest rate for all amounts outstanding under this Note shall be equal to the Base Rate (the “Alternate Rate”).

In addition, if, after the date of this Note, the Bank shall determine (which determination shall be final and conclusive absent manifest error) that any enactment, promulgation or adoption of or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by a governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any guideline, request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for the Bank to make or maintain or fund loans based on the Daily LIBOR Rate, the Bank shall promptly notify the Borrower.  Upon receipt of such notice, until the Bank notifies the Borrower that the circumstances giving rise to such determination no longer apply, the interest rate on all amounts outstanding under this Note shall be the Alternate Rate.

For purposes hereof, the following terms shall have the following meanings:

“Base Rate” shall mean the Prime Rate. If and when the Base Rate changes, the rate of interest with respect to any amounts hereunder to which the Base Rate applies will change automatically without notice to the Borrower, effective on the date of any such change.

“Business Day” shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required by law to be closed for business in Cleveland, Ohio.

Form 8I – OH (COJ)  Rev. 12/09

“Daily LIBOR Rate” shall mean, for any day, the rate per annum determined by the Bank by dividing (A) the Published Rate by (B) a number equal to 1.00 minus the percentage prescribed by the Federal Reserve for determining the maximum reserve requirements with respect to any eurocurrency fundings by banks on such day.  The rate of interest will be adjusted automatically as of each Business Day based on changes in the Daily LIBOR Rate without notice to the Borrower.

“Prime Rate” shall mean the rate publicly announced by the Bank from time to time as its prime rate.  The Prime Rate is determined from time to time by the Bank as a means of pricing some loans to its borrowers.  The Prime Rate is not tied to any external rate of interest or index, and does not necessarily reflect the lowest rate of interest actually charged by the Bank to any particular class or category of customers.

“Published Rate” shall mean the rate of interest published each Business Day in the Wall Street Journal “Money Rates” listing under the caption “London Interbank Offered Rates” for a one month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the eurodollar rate for a one month period as published in another publication selected by the Bank).

2.                                      Payment Terms.  Principal shall be due and payable in fifty-nine (59) equal consecutive monthly installments in the amount of $6,343.27 each, commencing on February 28, 2011, and continuing on the same day of each month thereafter, and a final installment of all outstanding principal on January 30, 2016. Interest shall be payable at the same times as the principal payments.  Any outstanding principal and accrued interest shall be due and payable in full on January 30, 2016.

If any payment under this Note shall become due on a Saturday, Sunday or public holiday under the laws of the State where the Bank’s office indicated above is located, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing interest in connection with such payment.  The Borrower hereby authorizes the Bank to charge the Borrower’s deposit account at the Bank for any payment when due. If the Borrower revokes this authorization for any reason whatsoever or fails to maintain a deposit account with the Bank which may be charged, the Bank may, at its option, upon thirty (30) days notice to the Borrower, increase the interest rate payable by the Borrower under this Note by twenty-five (25) basis points (0.25%). Payments received will be applied to charges, fees and expenses (including reasonable attorneys’ fees), accrued interest and principal in any order the Bank may choose, in its sole discretion.

3.                                      Late Payments; Default Rate.  If the Borrower fails to make any payment of principal, interest or other amount coming due pursuant to the provisions of this Note within fifteen (15) calendar days of the date due and payable, the Borrower also shall pay to the Bank a late charge equal to the lesser of five percent (5%) of the amount of such payment or $100.00 (the “Late Charge”).  Such fifteen (15) day period shall not be construed in any way to extend the due date of any such payment.  Upon maturity, whether by acceleration, demand or otherwise, and at the Bank’s option upon the occurrence of any Event of Default (as hereinafter defined) and during the continuance thereof, amounts outstanding under this Note shall bear interest at a rate per annum (based on the actual number of days that principal is outstanding over a year of 360 days) which shall be three percentage points (3%) in excess of the interest rate in effect from time to time under this Note but not more than the maximum rate allowed by law (the “Default Rate”).  The Default Rate shall continue to apply whether or not judgment shall be entered on this Note.  Both the Late Charge and the Default Rate are imposed as liquidated damages for the purpose of defraying the Bank’s expenses incident to the handling of delinquent payments, but are in addition to, and not in lieu of, the Bank’s exercise of any rights and remedies hereunder, under the other Loan Documents or under applicable law, and any fees and expenses of any agents or attorneys which the Bank may employ.  In addition, the Default Rate reflects the increased credit risk to the Bank of carrying a loan that is in default.  The Borrower agrees that the Late Charge and Default Rate are reasonable forecasts of just compensation for anticipated and actual harm incurred by the Bank, and that the actual harm incurred by the Bank cannot be estimated with certainty and without difficulty.

4.                                      Prepayment.  The indebtedness evidenced by this Note may be prepaid in whole or in part at any time without penalty.

5.                                      Other Loan Documents.  This Note is issued in connection with a Loan Agreement between the Borrower and the Bank, dated on or before the date hereof, and the other agreements and documents executed and/or delivered in connection therewith or referred to therein, the terms of which are incorporated herein by reference (as amended, modified or renewed from time to time, collectively the “Loan Documents”), and is secured by the property (if any) described in the Loan Documents and by such other collateral as previously may have been or may in the future be granted to the Bank to secure this Note.

6.                                      Events of Default.  The occurrence of any of the following events will be deemed to be an “Event of Default” under this Note:  (i) the nonpayment of any principal, interest or other indebtedness under this Note when due; (ii) the occurrence of any event of default or any default, or any Obligor’s failure to observe or perform any covenant or other agreement, under or contained in any Loan Document or any other document now or in the future evidencing or securing any debt, liability or obligation of any Obligor to the Bank; provided, however, that, no such failure to observe or perform any such covenant or other agreement (excluding financial covenants, financial reporting covenants, and negative covenants) shall constitute an Event of Default unless such failure continues for a period of 10 days after the earlier to occur of (a) the date when any Obligor becomes aware of such failure and (b) the date when the Bank gives written notice to the Borrower of such failure; (iii) the filing by or against any Obligor of any proceeding in bankruptcy, receivership, insolvency, reorganization, liquidation, conservatorship or similar proceeding (and, in the case of any such proceeding instituted against any Obligor, such proceeding is not dismissed or stayed within sixty (60) days of the commencement thereof, provided that the Bank shall not be obligated to advance additional funds hereunder during such period); (iv) any assignment by any Obligor for the benefit of creditors, or any levy, garnishment, attachment or similar proceeding is instituted against all or any material portion of the property of any Obligor held by or deposited with the Bank; (v) a default with respect to any other indebtedness with a principal amount in excess of $200,000, individually or in the aggregate, of any Obligor for borrowed money, if the effect of such default is to cause or permit the acceleration of such debt; (vi) the commencement of any foreclosure or forfeiture proceeding, execution or attachment against any collateral securing the obligations of any Obligor to the Bank; (vii) the entry of a final judgment against any Obligor and the failure of such Obligor to discharge the judgment within thirty (30) days of the entry thereof; (viii) any material adverse change in any Obligor’s business, assets, operations, financial condition or results of operations, as determined in the Bank’s good faith business judgment; (ix) any Obligor ceases doing business as a going concern; (x) any representation or warranty made by any Obligor to the Bank in any Loan Document or any other documents now or in the future evidencing or securing the obligations of any Obligor to the Bank, is false, erroneous or misleading in any material respect; (xi)  the revocation or attempted revocation, in whole or in part, of any guarantee by any Obligor; or (xii) the death, incarceration, indictment or legal incompetency of any individual Obligor or, if any Obligor is a partnership or limited liability company, the death, incarceration, indictment or legal incompetency of any individual general partner or member.  As used herein, the term “Obligor” means any Borrower and any guarantor of, or any pledgor, mortgagor or other person or entity providing collateral support for, the Borrower’s obligations to the Bank existing on the date of this Note or arising in the future.

Upon the occurrence and during the continuance of an Event of Default: (a) the Bank shall be under no further obligation to make advances hereunder; (b) if an Event of Default specified in clause (iii) or (iv) above shall occur, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder shall be immediately due and payable without demand or notice of any kind; (c) if any other Event of Default shall occur, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder, at the Bank’s option and without demand or notice of any kind, may be accelerated and become immediately due and payable; (d) at the Bank’s option, this Note will bear interest at the Default Rate from the date of the occurrence of the Event of Default until such time as the Event of Default is cured; and (e) the Bank may exercise from time to time any of the rights and remedies available under the Loan Documents or under applicable law.

7.                                      Power to Confess Judgment.  The Borrower hereby irrevocably authorizes any attorney-at-law, including an attorney employed by or retained and paid by the Bank, to appear in any court of record in or of the State of Ohio, or in any other state or territory of the United States, at any time after the indebtedness evidenced by this Note becomes due, whether by acceleration or otherwise, to waive the issuing and service of process and to confess a judgment against the Borrower in favor of the Bank, and/or any assignee or holder hereof for the amount of principal and interest and expenses then appearing due from the Borrower under this Note, together with costs of suit and thereupon to release all errors and waive all right of appeal or stays of execution in any court of record.  The Borrower hereby expressly (i) waives any conflict of interest of the attorney(s) retained by the Bank to confess judgment against the Borrower upon this Note, and (ii) consents to the receipt by such attorney(s) of a reasonable legal fee from the Bank for legal services rendered for confessing judgment against the Borrower upon this Note.  A copy of this Note, certified by the Bank, may be filed in each such proceeding in place of filing the original as a warrant of attorney.

8.                                      Right of Setoff.  In addition to all liens upon and rights of setoff against the Borrower’s money, securities or other property given to the Bank by law, the Bank shall have, with respect to the Borrower’s obligations to the Bank under this Note and to the extent permitted by law, a contractual possessory security interest in and a contractual right of setoff against, and the Borrower hereby grants the Bank a security interest in, and hereby assigns, conveys, delivers, pledges and transfers to the Bank, all of the Borrower’s right, title and interest in and to, all of the Borrower’s deposits, moneys, securities and other property now or hereafter in the possession of or on deposit with, or in transit to, the Bank or any other direct or indirect subsidiary of The PNC Financial Services Group, Inc., whether held in a general or special account or deposit, whether held jointly with someone else, or whether held for safekeeping or otherwise, excluding, however, all IRA, Keogh, and trust accounts.  Every such security interest and right of setoff may be exercised without demand upon or notice to the Borrower.  Every such right of setoff shall be deemed to have been exercised immediately upon the occurrence of an Event of Default hereunder without any action of the Bank, although the Bank may enter such setoff on its books and records at a later time.  The Bank agrees to notify the Borrower promptly after any such setoff and application; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application.

9.                                      Indemnity.  The Borrower agrees to indemnify each of the Bank, each legal entity, if any, who controls, is controlled by or is under common control with the Bank, and each of their respective directors, officers and employees (the “Indemnified Parties”), and to defend and hold each Indemnified Party harmless from and against any and all claims, damages, losses, liabilities and expenses (including all reasonable fees and charges of internal or external counsel with whom any Indemnified Party may consult and all expenses of litigation and preparation therefor) which any Indemnified Party incurs or are asserted against any Indemnified Party by any person, entity or governmental authority (including any person or entity claiming derivatively on behalf of the Borrower), in connection with or arising out of or relating to the matters referred to in this Note or in the other Loan Documents or the use of any advance hereunder, whether (a) arising from or incurred in connection with any breach of a representation, warranty or covenant by the Borrower, or (b) arising out of or resulting from any suit, action, claim, proceeding or governmental investigation, pending or threatened, whether based on statute, regulation or order, or tort, or contract or otherwise, before any court or governmental authority; provided, however, that the foregoing indemnity agreement shall not apply to any claims, damages, losses, liabilities and expenses attributable to an Indemnified Party’s gross negligence or willful misconduct.  The indemnity agreement contained in this Section shall survive the termination of this Note, payment of any advance hereunder and the assignment of any rights hereunder.  The Borrower may participate at its expense in the defense of any such action or claim.

10.                               Miscellaneous.  All notices, demands, requests, consents, approvals and other communications required or permitted hereunder (“Notices”) must be in writing (except as may be agreed otherwise above with respect to borrowing requests) and will be effective upon receipt. Notices may be given in any manner to which the parties may separately agree, including electronic mail.  Without limiting the foregoing, first-class mail, facsimile transmission and commercial courier service are hereby agreed to as acceptable methods for giving Notices.  Regardless of the manner in which provided, Notices may be sent to a party’s address as set forth above or to such other address as any party may give to the other in writing for such purpose in accordance with this paragraph.  No delay or omission on the Bank’s part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Bank’s action or inaction impair any such right or power.  The Bank’s rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Bank may have under other agreements, at law or in equity.  No modification, amendment or waiver of, or consent to any departure by the Borrower from, any provision of this Note will be effective unless made in a writing signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  The Borrower agrees to pay on demand, to the extent permitted by law, all costs and expenses incurred by the Bank in the enforcement of its rights in this Note and in any security therefore, including without limitation reasonable fees and expenses of the Bank’s counsel.  If any provision of this Note is found to be invalid, illegal or unenforceable in any respect by a court, all the other provisions of this Note will remain in full force and effect.  The Borrower and all other makers and indorsers of this Note hereby forever waive presentment, protest, notice of dishonor and notice of non-payment.  The Borrower also waives all defenses based on suretyship or impairment of collateral. If this Note is executed by more than one Borrower, the obligations of such persons or entities hereunder will be joint and several.  This Note shall bind the Borrower and its heirs, executors, administrators, successors and assigns, and the benefits hereof shall inure to the benefit of the Bank and its successors and assigns; provided, however, that the Borrower may not assign this Note in whole or in part without the Bank’s written consent and the Bank at any time may assign this Note in whole or in part.

This Note has been delivered to and accepted by the Bank and will be deemed to be made in the State where the Bank’s office indicated above is located.  THIS NOTE WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE BANK AND THE BORROWER DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE WHERE THE BANK’S OFFICE INDICATED ABOVE IS LOCATED, EXCLUDING ITS CONFLICT OF LAWS RULES.  The Borrower hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in the county or judicial district where the Bank’s office indicated above is located; provided that nothing contained in this Note will prevent the Bank from bringing any action, enforcing any award or judgment or exercising any rights against the Borrower individually, against any security or against any property of the Borrower within any other county, state or other foreign or domestic jurisdiction.  The Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Bank and the Borrower.  The Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

11.                               Amendment and Restatement.  This Note amends and restates, and is in substitution for, that certain Commercial Note in the original principal amount of $1,275,000.00 payable to the order of the Bank (as successor to National City Bank) and dated May 03, 2006 (the “Existing Note”).  However, without duplication, this Note shall in no way extinguish, cancel or satisfy Borrower’s unconditional obligation to repay all indebtedness evidenced by the Existing Note or constitute a novation of the Existing Note.  Nothing herein is intended to extinguish, cancel or impair the lien priority or effect of any security agreement, pledge agreement or mortgage with respect to any Obligor’s obligations hereunder and under any other document relating hereto.

12.                               Depository.  The Borrower will establish and maintain with the Bank the Borrower’s primary depository accounts.  If the Borrower fails to establish and/or maintain its primary depository accounts with the Bank, the Bank may, at its option, upon thirty (30) days notice to the Borrower, increase the interest rate payable by the Borrower under this Note by up to 1.00 percentage points (1.00%).  The Bank’s right to increase the interest rate pursuant to this paragraph shall be in addition to any other rights or remedies the Bank may have under this Note, all of which are hereby reserved, and shall not constitute a waiver, release or limitation upon the Bank’s exercise of any such rights or remedies.

13.                               WAIVER OF JURY TRIAL.  THE BORROWER IRREVOCABLY WAIVES ANY AND ALL RIGHTS THE BORROWER MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS NOTE, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS NOTE OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

The Borrower acknowledges that it has read and understood all the provisions of this Note, including the confession of judgment and waiver of jury trial, and has been advised by counsel as necessary or appropriate.

WITNESS the due execution hereof, as of the date first written above, with the intent to be legally bound hereby.

WARNING-BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL.  IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

WITNESS / ATTEST:	NORTHERN TECHNOLOGIES HOLDING COMPANY, LLC

	By:	/s/ Matthew Wolsfeld

Print Name:	Print Name: Matthew Wolsfeld
Title:	Title: CFO
(Include title only if an officer of entity signing to the right)